Exhibit 15.2

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-238489) of our report dated April 30, 2026 relating to the financial statements of 9F Inc. appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

Beijing, China

April 30, 2026

BEIJING OFFICE ● Units 06-09 ● 46th Floor ● China World Tower B ● No. 1 Jian Guo Men Wai Avenue ● Chaoyang District ● Beijing ● 100004

Phone 8610.8518.7992 ● Fax 8610.8518.7993 ● www.marcumasia.com